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Exhibit 10.34

March 24, 2005

Mr. Robert G. Gifford
AEW Capital Management, L.P.
AEW Targeted Securities Fund, L.P.
World Trade Center East
Two Seaport Lane
Boston, MA 02210-2021

  Re:    Golf Trust of America, Inc.—AEW Series A

Dear Mr. Gifford:

        As you know, we have engaged Houlihan Lokey Howard & Zukin ("Houlihan") to assist us in our implementation of the shareholder approved plan of liquidation or a recapitalization (the "Transaction"). In that regard, Houlihan has commenced its marketing process early this week.

        In the foregoing context, and in consideration of a more expeditious completion of our liquidation process, which we expect will allow us to maximize the value received by all of our shareholders, please confirm by countersigning below that you will execute for the benefit of Golf Trust of America, Inc. (the "Company") an option (the "Option") to purchase, on or before, but not later than November 30, 2005 (the "Option Termination Date"), all 800,000 shares of the Company's Series A Cumulative Convertible Redeemable Preferred Stock (the "Series A Shares") held by AEW Targeted Securities Fund, L.P. ("AEW") including, without limitation, all of AEW's rights to due and unpaid principal, accrued and unpaid dividends and liquidation preferences payable in respect of such Series A Shares as of the Company's exercise of the Option, for a price equal to $24,913,888.89.

        Your countersignature below also confirms that (i) AEW holds all of the Series A Shares free and clear of all liens or other encumbrances; and (ii) AEW agrees not to transfer any or all of the Series A Shares unless each transferee receiving the Series A Shares enters into a written agreement with the

Company providing that such transferee agrees to be bound by the obligations of AEW under this letter.

Thank you.
Very truly yours,
/s/ W. BRADLEY BLAIR, II W. Bradley Blair, II Chief Executive Officer, President and Chairman of the Board of Directors of Golf Trust of America, Inc.
AGREED TO AND APPROVED BY:
AEW Capital Management, L.P.
By:	/s/ ROBERT G. GIFFORD
Printed Name: Robert G. Gifford Title: Principal
AEW Targeted Securities Fund, L.P.
By:	/s/ ROBERT G. GIFFORD
Printed Name: Robert G. Gifford Title: President, AEW TSF, Inc.

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  Exhibit 10.34